SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2018

DETERMINE, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

In its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2018 (the “Original Report”), Determine, Inc. (the “Company”) announced the entry into Amendment No. 2 to its existing Junior Secured Convertible Note Purchase Agreement dated December 27, 2016 with MILFAM II L.P. (“Milfam”), and Alimco Financial Corporation, a Delaware corporation formerly known as Alliance Semiconductor Corporation (“Alimco”, and together with Milfam, the “Investors”), each an affiliate of the estate of Lloyd I. Miller, III (“Miller”), the Company’s largest stockholder, and Miller, as Lender’s Agent, as previously amended by Amendment No. 1 dated November 16, 2018. The Company also announced issuance of warrants exercisable for up to 10,500,000 shares of the Company’s common stock at an exercise price of $0.01 per share (the “Warrants”). This Amendment No. 1 to the Original Report adds Item 3.02 (Unregistered Sales Of Equity Securities) and Item 5..01 (Changes in Control of Registrant) as additional Form 8-K items that may be implicated by the Warrants, any future exercise of such Warrants and the issuance of Company Common Stock thereunder, and Item 8.01 (Other Information) providing additional supplemental information regarding the Company’s common stock. With the exception of the foregoing additions, this Amendment does not amend or otherwise update any other information in the Original Report.

Item 3.02	Unregistered Sales of Equity Securities.

As disclosed in the Original Report, the Company issued Warrants which together with any future exercise of such Warrants and the issuance of Company Common Stock thereunder, such issuances would be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The information disclosed in Item 1.01 of the Original Report is incorporated by reference into this Item 3.02.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 1.01 in the Original Report and Item 3.02 above, which disclosure is incorporated herein by reference. With the issuance of the Warrants, Mr. Neil S. Subin, as successor to the position of President and Manager of Milfam LLC, which serves as manager, general partner, or investment advisor of a number of entities formerly managed or advised by the late Lloyd I. Miller, III, and serves as trustee of a number of Miller Family trusts, may be deemed to beneficially own approximately 46.5% of the Company’s common stock. With the issuance of the Warrants or the exercise of such Warrants for the underlying Company common stock provided for thereby, to the extent included with Company common stock beneficially held by Alimco, a change of control of the Company was or may be effected. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Board of Directors of the Company.

Item 8.01	Other Events.

      As previously referenced in its Form 8-K filed on December 17, 2018, on December 20, 2018 the Company’s common stock was delisted from Nasdaq, and is currently designated for trading on the OTCQB marketplace under the symbol “DTRM”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2018

DETERMINE, INC.

By:	/s/ John Nolan
Name:	John Nolan
Title:	Chief Financial Officer